                                                                      EXHIBIT 16

                                                         Item 24.b. Exhibit (16)

                         SECURITY GROWTH AND INCOME FUND
                         -------------------------------

A Shares
--------

Total Return from October 1, 1985, to September 30, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 /
8.41 = 118.9061 shares.

Ending value of initial investment at September 30, 1995, NAV price = 118.9061 shares x 7.93 = $942.93.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
194.1976 shares x 7.93 = $1,539.99.

Total ending redeemable value:         942.93
                                   + 1,539.99
                                     --------
                                     2,482.92

Total Return:        2,482.92 - 1,000 = 1,482.92
                     1,482.92 / 1,000 = 148.29%


                 -----------------------------------------------


Calendar 1994        % change from previous year
                     = value at end of year...............    3,635
                     less value at beginning..............    3,945
                                                              -----
                                                                310

Change                           310
                                 ---
Beginning Value                 3,945      =      -7.86%

                                                         Item 24.b. Exhibit (16)

                        SECURITY GROWTH AND INCOME FUND
                        -------------------------------

B Shares
--------

Total Return from October 19, 1993, to September 30, 1995. Assuming Initial Investment of $1,000 at offering price at the beginning of period $1,000 / 7.79 = 128.3697 shares.

Ending value of initial investment at September 30, 1995, NAV price = 128.3697 shares x 7.85 = $1,007.70.

Ending value of shares  received  from  reinvestment  of all  dividends at NAV =
11.2098 shares x 7.85 = $88.00.

Contingent deferred sales charge = 1,000 x .04 = $40.00.

Total ending redeemable value:           1,007.70
                                            88.00
                                         + (40.00)
                                           ------
                                         1,055.70

Total Return:                 1,055.70 - 1,000 = 55.70
                                 55.70 / 1,000 = 5.57%


                 -----------------------------------------------


Calendar 1994                 % change
                              = value at end of year...............      897
                              less value at beginning..............      985
                                                                         ---
                                                                         -88

Change                           -88
                                 ---
Beginning Value                  985       =       -8.9%

                                                         Item 24.b. Exhibit (16)

                           Average Annual Total Return
                       For Security Growth and Income Fund

Total Return of Security Growth and Income Fund as of September 30, 1995, (according to the Form N-1A calculation).
A Shares
--------

1.     Average total return for 1 year                    =    13.41%
                                                               =====
               1000 (1+T)1                                =    1,134.05
                    (1+T)1                                =    1.13405
                     1+T                                  =    1.13405
                       T                                  =    .13405

2.     Average total return for 5 years                   =    9.15%
                                                               ====
               1000 (1+T)5                                =    1,549.35
                    (1+T)5                                =    1.54935
                   ((1+T)5)15                             =    1.54935 1/5
                     1+T                                  =    1.0915
                       T                                  =    +.0915

3.     Average total return for 10 years                  =    9.52%
                                                               ====
               1000 (1+T)10                               =    2,482.91
                    (1+T)10                               =    2.48291
                   ((1+T)10) 1/10                         =    2.48291 1/10
                     1+T                                  =    1.0952
                       T                                  =    .0952

B Shares
--------

1.     Average total return for 1 year                    =    14.07%
                                                               =====
               1000 (1+T)1                                =    1,140.67
                    (1+T)1                                =    1.14067
                     1+T                                  =    1.14067
                       T                                  =    .14067

2.     Average annual return since inception with CDSC    =    2.82%
               1000 (1+T)1 19/20                          =    1,055.70
                   ((1+T)1 19/20) 20/39                   =    1.05570 20/39
                     1+T                                  =    1.0282
                       T                                  =    .0282